CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




            As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated January 16, 2001 on the financial statements of Hudson United Bancorp, incorporated by reference in all previously filed registration statements on Form S-8 of Hudson United Bancorp. It should be noted that we have not audited any financial statements subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.


    ARTHUR ANDERSEN LLP




Roseland, New Jersey
March 19, 2001